Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS RESULTS FOR THE THIRD QUARTER OF 2011

BETHESDA, MD; October 12, 2011 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the third quarter ended September 9, 2011.

•

Owned hotel revenues increased 15% to $1.085 billion for the third quarter of 2011 and increased 12% to $3.166 billion for year-to-date 2011. Revenues for the Company’s comparable properties increased 5.3% for both periods. The 14 hotels acquired since July 2010 contributed revenues of $99 million and $213 million for the third quarter and year-to-date, respectively.

Total revenues increased 14% for both the third quarter and year-to-date 2011 to $1.142 billion and $3.340 billion, respectively, reflecting the performance of the Company’s owned hotels and the inclusion of property-level revenues for 53 leased, select-service hotels for which the Company previously recorded rental income.

•

Net loss was $35 million, or $.05 per diluted share, for the third quarter of 2011 compared to net loss of $61 million, or $.09 per diluted share, for the third quarter of 2010. For year-to-date 2011, net loss was $32 million, or $.05 per diluted share, compared to a net loss of $126 million, or $.20 per diluted share, for year-to-date 2010.

The Company’s operating results include transactions, such as losses on debt extinguishments, litigation costs, acquisition costs and non-cash impairment charges that can affect earnings and Funds From Operations (“FFO”) per diluted share. The net effect of these items was a decrease in earnings per diluted share of $.01 and $.02 in the third quarter of 2011 and 2010, respectively, and $.03 and $.04 for year-to-date 2011 and 2010, respectively.

•

FFO was $112 million, or $.16 per diluted share, for the third quarter of 2011 compared to $75 million, or $.11 per diluted share, for the third quarter of 2010. FFO was $399 million, or $.57 per diluted share, and $275 million, or $.42 per diluted share, for year-to-date 2011 and 2010, respectively. There was no FFO per share impact from the above transactions affecting operating results for the third quarter of 2011, but they did decrease FFO per diluted share by $.02 in the third quarter of 2010 and $.03 and $.04 for year-to-date 2011 and 2010, respectively.

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 27.7% to $212 million for the quarter and 23.2% to $669 million for year-to-date 2011.

For further detail of the transactions affecting net income, earnings per diluted share, FFO and FFO per diluted share, refer to the notes to the “Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and FFO per Diluted Share.” Adjusted EBITDA, FFO, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR increased 6.4% for the third quarter, as a result of the improvement of average room rate of 3.7%, combined with an increase in occupancy of 1.9 percentage points to 75.8%. For year-to-date 2011, comparable hotel RevPAR increased 6.3%, with the majority of the increase driven by rate improvement of 4.5%, combined with an increase in occupancy of 1.2 percentage points to 73.1%. Comparable hotel adjusted operating profit margins increased 110 basis points and 80 basis points for the third quarter and year-to-date 2011, respectively.

EUROPEAN JOINT VENTURE

On September 30, 2011, the Company’s European joint venture’s second fund (the “Euro JV Fund II”), in which the Company owns a 33.4% interest, completed the previously announced acquisition of the 396-room Pullman Bercy in Paris for approximately €96 million, including customary transfer taxes and notary fees. With a strong location in Paris’ growing business district of Bercy, the hotel provides a first-class meeting platform with 19,400 square feet of meeting space. The Euro JV Fund II will invest an additional €9 million for the renovation of the rooms and public space at the hotel and Accor will continue to operate the hotel under the Pullman brand. The Euro JV Fund II now owns two hotels and has approximately €360 million of committed equity investment capacity remaining.

INVESTMENTS

On August 30, 2011, the Company purchased the remaining interest in Tiburon Golf Ventures, L.P., which owns the golf club surrounding The Ritz-Carlton, Naples Golf Resort, for $11 million. The Company previously held a 49% limited partner interest in the entity.

RETURN ON INVESTMENT EXPENDITURES

The Company invested $32 million and $153 million in return on investment (ROI) projects during the third quarter and year-to-date of 2011, respectively. These projects are designed to increase cash flow and improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties. During the third quarter, the Company completed the reinvention of the lobby at the New York Marriott Marquis, including two signature restaurants and lounges. Other on-going ROI projects include the renovation of all guest-facing areas at the Atlanta Marriott Perimeter Center, which encompasses the lobbies, rooms, restaurants and meeting space, and the major redevelopment project at the Sheraton Indianapolis, which includes the conversion of one tower of the hotel to apartment rental units. The Company expects that its investment in ROI expenditures for 2011 will total approximately $220 million to $240 million.

RENEWAL AND REPLACEMENT EXPENDITURES

The Company also spent approximately $63 million and $182 million in the third quarter and year-to-date of 2011, respectively, for renewal and replacement expenditures designed to ensure that the high-quality standards of both the Company and its operators are maintained. Major renewal and replacement projects substantially completed during the third quarter include the renovation of the 45,000 square foot Broadway ballroom at the New York Marriott Marquis. During the quarter, the Company also began work on extensive room renovations at the JW Marriott, Desert Springs Resort & Spa and the renovation of 40,000 square feet of ballroom and meeting space at the New Orleans Marriott. The Company expects that renewal and replacement expenditures for 2011 will total approximately $300 million to $320 million.

BALANCE SHEET

The Company utilized the proceeds from the second quarter issuance of $500 million of 5 7/8% Series W senior notes to repurchase approximately $105 million face amount of its 2 5/8% Exchangeable Senior Debentures (“2007 Debentures”), for $106 million. The 2007 Debentures are puttable to the Company in April 2012 and, based on the Company’s current stock price, the Company anticipates that the holders will exercise this option.

As of September 9, 2011, the Company had approximately $524 million of cash and cash equivalents and approximately $481 million of available capacity under its credit facility. Additionally, the Company exercised its option to extend the maturity date of its credit facility to September 2012.

DIVIDEND

On September 19, 2011, the Company’s board of directors authorized a regular quarterly cash dividend of $0.04 per share on its common stock. The dividend is payable on October 17, 2011 to stockholders of record on September 30, 2011. Based on the current guidance for 2011, the Company intends to declare, subject to approval by the Company’s board of directors, a fourth quarter dividend of $0.04 or $0.05 per share.

2011 OUTLOOK

The Company anticipates that for 2011:

•	Comparable hotel RevPAR will increase 6.25% to 6.75%;

•	Operating profit margins under GAAP would increase approximately 170 basis points to 190 basis points; and

•	Comparable hotel adjusted operating profit margins will increase approximately 80 basis points to 90 basis points.

Based upon these parameters, the Company estimates that its full year 2011 guidance is as follows:

•	earnings (loss) per diluted share should range from approximately $(.03) to $(.01);

•	net income (loss) should range from $(22) million to $(9) million;

•

FFO per diluted share should be approximately $.86 to $.88 (including the effect of a reduction of $.03 due to debt extinguishment costs, pursuit costs for completed acquisitions and non-cash impairments); and

•	Adjusted EBITDA should be approximately $1,015 million to $1,025 million.

•

The Company previously announced that it had reached an agreement to acquire the 888-room Grand Hyatt Washington, D.C. for $442 million, which included a $15 million deposit and the possible assumption of a $166 million mortgage loan. The guidance issued by the Company on July 20, 2011, in conjunction with its second quarter earnings, assumed that the Grand Hyatt hotel acquisition would close in September. The July guidance included $9 million of EBITDA related to the acquisition. The Company recently amended the agreement to extend the closing date to December 14, 2011, subject to customary closing conditions. Therefore, the Company’s current guidance assumes the transaction will close on that date and there would be minimal EBITDA generated by the hotel during the Company’s ownership period. If the transaction is not consummated, the Company will forfeit its $15 million deposit, but will not incur closing costs and, as a result, the current forecast would decrease for both the high and the low range for earnings per diluted share and FFO per diluted share by $.01. In addition, forecasted net income and Adjusted EBITDA would decrease $8 million and $15 million, respectively.

See the 2011 Forecast Schedules and Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecasted results.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 105 properties in the United States and 16 properties internationally totaling approximately 65,000 rooms. The Company also holds non-controlling interests in a joint venture in Europe that owns 13 hotels with approximately 4,200 rooms and a joint venture in India that is developing seven hotels in three cities with approximately 1,800 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; the risk that the Company’s board of directors will determine to pay dividends at a rate different than currently anticipated and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. The completion of the acquisition of the Grand Hyatt Washington, D.C. is subject to numerous closing conditions and there can be no assurances that the transaction will be completed. These closing conditions include, but are not limited to: the accuracy of the representations and warranties and compliance with covenants, the absence of material events or conditions and other customary closing conditions. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 12, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (Host LP), of which we are the sole general partner. When distinguishing between Host and Host LP, the primary difference is approximately 1.5% of the partnership interests in Host LP held by outside partners as of September 9, 2011, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	September 9, 2011	December 31, 2010
	(unaudited)
ASSETS

Property and equipment, net	$11,444	$10,514
Due from managers	34	45
Investments in affiliates	171	148
Deferred financing costs, net	44	44
Furniture, fixtures and equipment replacement fund	166	152
Other	386	354
Restricted cash	36	41
Cash and cash equivalents	524	1,113

Total assets	$12,805	$12,411

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $925 million and $1,156 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,266	$4,249
Credit facility	119	58
Mortgage debt	1,016	1,025
Other	87	145

Total debt	5,488	5,477
Accounts payable and accrued expenses	173	208
Other	225	203

Total liabilities	5,886	5,888

Non-controlling interests—Host Hotels & Resorts, L.P.	115	191

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 702.7 million shares and 675.6 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,760	7,236
Accumulated other comprehensive income	31	25
Deficit	(1,032)	(965)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,766	6,303
Non-controlling interests—other consolidated partnerships	38	29

Total equity	6,804	6,332

Total liabilities, non-controlling interests and equity	$12,805	$12,411

(a)	Our consolidated balance sheet as of September 9, 2011 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
Revenues
Rooms	$733	$627	$2,034	$1,781
Food and beverage	285	253	935	848
Other	67	63	197	191

Owned hotel revenues	1,085	943	3,166	2,820
Other revenues (b)	57	60	174	117

Total revenues	1,142	1,003	3,340	2,937

Expenses
Rooms	207	178	563	496
Food and beverage	236	212	706	639
Other departmental and support expenses	304	276	851	775
Management fees	41	36	126	112
Other property-level expenses (b)	139	124	393	306
Depreciation and amortization	149	134	439	409
Corporate and other expenses	12	20	58	69

Total operating costs and expenses	1,088	980	3,136	2,806

Operating profit	54	23	204	131
Interest income	5	2	15	3
Interest expense (c)	(87)	(89)	(259)	(268)
Net gains on property transactions and other	3	—	6	—
Loss on foreign currency transactions and derivatives	(2)	(1)	—	(6)
Equity in losses of affiliates	(5)	(1)	(3)	(5)

Loss before income taxes	(32)	(66)	(37)	(145)
Benefit (provision) for income taxes	(3)	5	9	21

Loss from continuing operations	(35)	(61)	(28)	(124)
Loss from discontinued operations, net of tax	—	—	(4)	(2)

Net loss	(35)	(61)	(32)	(126)
Less: Net loss attributable to non-controlling interests	2	3	—	2

Net loss attributable to Host Hotels & Resorts, Inc.	(33)	(58)	(32)	(124)
Less: Dividends on preferred stock	—	—	—	(4)
Issuance costs of redeemed preferred stock	—	—	—	(4)

Net loss available to common stockholders	$(33)	$(58)	$(32)	$(132)

Basic and diluted loss per common share:
Continuing operations	$(.05)	$(.09)	$(.04)	$(.20)
Discontinued operations	—	—	(.01)	—

Basic and diluted loss per common share	$(.05)	$(.09)	$(.05)	$(.20)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	On July 6, 2010, we terminated the subleases for the 71 select-service hotels that we leased from Hospitality Properties Trust (“HPT”) (18 of such leases were terminated effective December 31, 2010). As a result of the transaction, we record the gross hotel revenues and expenses of these hotels as opposed to rental income earned under the subleases; however, we are subject to the rental expense due to HPT. The chart below details the other revenue and other property-level expenses for the third quarter and year-to-date of 2011 and 2010 related to the HPT properties:

	Quarter ended		Year-to-date ended
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
Hotel sales revenue	$53	$50	$150	$50
Rental revenue	—	6	—	43

Total HPT revenue	$53	$56	$150	$93

Property-level expenses	$38	$37	$111	$37
Rental expense	16	19	47	57

Total HPT expenses	$54	$56	$158	$94

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(c)	Interest expense includes the following items:

	Quarter ended		Year-to-date ended
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
Non-cash interest for exchangeable debentures	$7	$7	$22	$23
Debt extinguishment costs	4	7	8	15

Total	$11	$14	$30	$38

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
Net loss	$(35)	$(61)	$(32)	$(126)
Net loss attributable to non-controlling interests	2	3	—	2
Dividends on preferred stock	—	—	—	(4)
Issuance costs of redeemed preferred stock (a)	—	—	—	(4)

Loss available to common stockholders	(33)	(58)	(32)	(132)

Diluted loss available to common stockholders	$(33)	$(58)	$(32)	$(132)

Basic weighted average shares outstanding	702.1	654.5	688.4	651.7
Diluted weighted average shares outstanding (b)	702.1	654.5	688.4	651.7
Basic and diluted loss per share (c)	$(.05)	$(.09)	$(.05)	$(.20)

(a)	Represents the original issuance costs associated with the Class E preferred stock, which were redeemed during the second quarter of 2010.
(b)	Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. Due to the net loss for all periods presented, all of our securities are anti-dilutive and, therefore, no effect for such securities is shown.
(c)	See notes to the “Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for information on significant items affecting diluted earnings per common share.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of September 9, 2011		Quarter ended September 9, 2011			Quarter ended September 10, 2010
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	26	14,581	$170.78	82.6%	$141.04	$161.40	78.8%	$127.20	10.9%
Mid-Atlantic	10	8,352	225.52	82.1	185.22	210.06	82.3	172.96	7.1
South Central	9	5,687	132.65	66.0	87.59	129.87	64.7	84.07	4.2
Florida	9	5,677	143.40	66.5	95.33	145.43	64.5	93.76	1.7
DC Metro	12	5,416	174.81	77.9	136.13	171.91	77.7	133.55	1.9
North Central	10	4,358	149.10	79.7	118.80	146.25	76.2	111.43	6.6
New England	7	3,924	168.32	82.5	138.92	170.94	81.9	139.94	(0.7)
Atlanta	7	3,846	151.93	65.7	99.80	149.58	63.1	94.43	5.7
Mountain	7	2,889	129.30	63.8	82.45	124.10	59.2	73.46	12.2
International	7	2,473	166.84	64.6	107.78	151.89	66.6	101.22	6.5

All Regions	104	57,203	169.30	75.8	128.32	163.27	73.9	120.62	6.4

	As of September 9, 2011		Year-to-date ended September 9, 2011			Year-to-date ended September 10, 2010
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	26	14,581	$171.39	77.2%	$132.31	$160.70	72.9%	$117.19	12.9%
Mid-Atlantic	10	8,352	224.25	75.9	170.32	208.00	79.9	166.11	2.5
South Central	9	5,687	149.05	69.7	103.93	142.95	68.5	97.97	6.1
Florida	9	5,677	186.02	74.2	137.94	184.48	71.7	132.30	4.3
DC Metro	12	5,416	193.97	75.2	145.95	188.18	76.0	142.97	2.1
North Central	10	4,358	141.52	70.9	100.34	135.93	69.5	94.44	6.2
New England	7	3,924	168.17	71.6	120.39	169.37	70.6	119.51	0.7
Atlanta	7	3,846	155.66	66.1	102.88	153.71	64.4	99.01	3.9
Mountain	7	2,889	158.47	66.2	104.95	148.74	64.6	96.02	9.3
International	7	2,473	169.22	66.3	112.22	154.43	65.2	100.71	11.4

All Regions	104	57,203	176.89	73.1	129.39	169.32	71.9	121.76	6.3

Comparable Hotels by Property Type (a)
	As of September 9, 2011		Quarter ended September 9, 2011			Quarter ended September 10, 2010
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	50	32,282	$183.60	78.8%	$144.65	$176.05	77.9%	$137.22	5.4%
Suburban	28	10,564	142.84	72.3	103.25	137.68	68.1	93.79	10.1
Resort/Conference	13	8,082	185.65	65.0	120.62	183.34	63.2	115.79	4.2
Airport	13	6,275	118.69	80.3	95.34	111.74	76.5	85.43	11.6

All Types	104	57,203	169.30	75.8	128.32	163.27	73.9	120.62	6.4

	As of September 9, 2011		Year-to-date ended September 9, 2011			Year-to-date ended September 10, 2010
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	50	32,282	$188.14	74.2%	$139.64	$179.71	74.1%	$133.10	4.9%
Suburban	28	10,564	145.60	69.0	100.48	138.94	66.6	92.52	8.6
Resort/Conference	13	8,082	217.99	70.7	154.22	209.63	68.4	143.37	7.6
Airport	13	6,275	120.94	77.7	93.97	114.92	74.4	85.47	10.0

All Types	104	57,203	176.89	73.1	129.39	169.32	71.9	121.76	6.3

(a)	See the Notes to Financial Information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
Number of hotels	104	104	104	104
Number of rooms	57,203	57,203	57,203	57,203
Percent change in comparable hotel RevPAR	6.4%	—	6.3%	—
Operating profit margin under GAAP (b)	4.7%	2.3%	6.1%	4.5%
Comparable hotel adjusted operating profit margin (b)	18.6%	17.5%	21.7%	20.9%

Comparable hotel sales
Room	$640	$601	$1,838	$1,730
Food and beverage	257	247	878	838
Other	61	61	184	187

Comparable hotel sales (c)	958	909	2,900	2,755

Comparable hotel expenses
Room	181	172	508	481
Food and beverage	215	207	660	629
Other	37	37	107	106
Management fees, ground rent and other costs	347	334	995	962

Comparable hotel expenses (d)	780	750	2,270	2,178

Comparable hotel adjusted operating profit	178	159	630	577
Non-comparable hotel results, net (e)	37	18	77	31
Income (loss) from hotels leased from HPT and office buildings	—	—	(6)	1
Depreciation and amortization	(149)	(134)	(439)	(409)
Corporate and other expenses	(12)	(20)	(58)	(69)

Operating profit	$54	$23	$204	$131

(a)	See the Notes to the Financial Information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
Revenues per the consolidated statements of operations	$1,142	$1,003	$3,340	$2,937
Non-comparable hotel sales	(141)	(47)	(323)	(116)
Hotel sales for the property for which we record rental income, net	11	10	36	36
Revenues for hotels leased from HPT and office buildings	(54)	(57)	(153)	(97)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	—	(5)

Comparable hotel sales	$958	$909	$2,900	$2,755

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended		Year-to-date ended
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
Operating costs and expenses per the consolidated statements of operations	$1,088	$980	$3,136	$2,806
Non-comparable hotel expenses	(104)	(29)	(247)	(85)
Hotel expenses for the property for which we record rental income	11	10	37	36
Expense for hotels leased from HPT and office buildings	(54)	(57)	(159)	(96)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	—	(5)
Depreciation and amortization	(149)	(134)	(439)	(409)
Corporate and other expenses	(12)	(20)	(58)	(69)

Comparable hotel expenses	$780	$750	$2,270	$2,178

(e)	Non-comparable hotel results, net, includes the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

			September 9, 2011	December 31, 2010
Equity
Common shares outstanding			702.7	675.6
Common shares outstanding assuming conversion of non-controlling interest OP Units (a)			713.5	686.3
Preferred OP Units outstanding			.02	.02

Security pricing
Common (b)			$10.69	$17.87
3 1/4% Exchangeable Senior Debentures (c)			$1,017.5	$1,179.4
2 5/8% Exchangeable Senior Debentures (c)			$1,002.1	$991.9
2 1/2% Exchangeable Senior Debentures (c)			$1,038.9	$1,416.6

Dividends declared per share for calendar year
Common (d)			$.09	$.04
Class E Preferred (e)			$—	$.95

Debt

Senior notes	Rate	Maturity date
Series K	7 1/8%	11/2013	$—	$250
Series O	6 3/8%	3/2015	650	650
Series Q	6 3/4%	6/2016	800	800
Series S	6 7/8%	11/2014	498	498
Series T	9%	5/2017	390	388
Series V	6%	11/2020	500	500
Series W (f)	5 7/8%	6/2019	496	—
Exchangeable senior debentures (g)(h)	3 1/4%	4/2024	175	325
Exchangeable senior debentures (g)(i)	2 5/8%	4/2027	413	502
Exchangeable senior debentures (g)	2 1/2%	10/2029	337	329
Senior notes	10%	5/2012	7	7
Credit facility (j)	2.1%	9/2012	119	58

			4,385	4,307

Mortgage debt and other
Mortgage debt (non-recourse) (k)	3.2-10.8%	2/2012-12/2023	1,016	1,025
Other	7.0-7.8%	10/2014-12/2017	87	145

Total debt (l)(m)			$5,488	$5,477

Percentage of fixed rate debt			90%	90%
Weighted average interest rate			6.4%	6.2%
Weighted average debt maturity			4.3 years	4.4 years

	Quarter ended		Year-to-date ended
	September 9, 2011	September 10, 2010	September 9, 2011	September 10, 2010
Hotel Operating Statistics for All Properties (n)
Average daily rate	$171.84	$163.16	$178.24	$168.52
Average occupancy	75.9%	73.6%	72.9%	71.1%
RevPAR	$130.43	$120.10	$129.94	$119.88

(a)	Each OP Unit is redeemable for cash or, at the option of the Company, 1.021494 common shares of Host. At September 9, 2011 and December 31, 2010, there were 10.6 million and 10.5 million common OP Units, respectively, held by non-controlling interests that were redeemable into 10.8 million and 10.7 million shares, respectively, of Host common stock.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	On September 19, 2011, the Company declared a third quarter common cash dividend of $0.04 per share.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(e)	On June 18, 2010, the Company redeemed its 8 7/8% Class E cumulative redeemable preferred stock at a redemption price of $25.00 per share, plus accrued dividends.
(f)	Reflects the $425 million and $75 million of 5 7/8% Series W senior notes issued on May 11, 2011 and May 25, 2011, respectively, net of original issue discounts totaling $4 million.
(g)

The principal balance outstanding of the 2 5/8% Exchangeable Senior Debentures due 2027 (the “2007 Debentures”) and the 2 1/2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $421 million and $400 million, respectively. The discounts related to these exchangeable debentures are amortized through the first date at which the holders can require Host to repurchase the exchangeable debentures for cash (April 2012 for the 2007 Debentures and October 2015 for the 2009 Debentures). The discount related to the 3 1/4% Exchangeable Senior Debentures due 2024 (the “2004 Debentures”) has been fully amortized as of December 31, 2010.

(h)	In May 2011, the Company gave notice of its intent to redeem $150 million face amount of the 2004 Debentures. In June 2011, holders of approximately $134 million of our 2004 Debentures elected to exchange their debentures for shares of the Company’s common stock totaling approximately 8.8 million shares in lieu of receiving the cash redemption proceeds, while the remaining $16 million of the called debentures were redeemed for cash.
(i)	During the third quarter of 2011, the Company repurchased approximately $105 million face amount of the 2007 Debentures, with a carrying value of $102 million, for $106 million and recorded a loss on the repurchase of approximately $4 million. The 2007 Debentures are puttable to the Company in April 2012 and, based on the Company’s current stock price, the Company anticipates that the holders will exercise this option.
(j)	The interest rate shown is the weighted average rate of the outstanding credit facility at September 9, 2011. At September 9, 2011, we had $481 million of available capacity under the revolver portion of the credit facility.
(k)	Mortgage debt is secured by real estate assets with an undepreciated book value of $1.6 billion and has a weighted average interest rate of 5.3% and 4.7% at September 9, 2011 and December 31, 2010, respectively, maturing through December 2023. The book value of the assets securing mortgage debt does not represent the current fair value of the assets.
(l)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the entity, and excludes the debt of entities that we do not consolidate, but have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of September 9, 2011, our non-controlling partners’ share of consolidated debt is $67 million and our share of debt in unconsolidated investments is $323 million.
(m)	Total debt as of September 9, 2011 and December 31, 2010 includes net discounts of $70 million and $95 million, respectively.
(n)	The operating statistics reflect all consolidated properties as of September 9, 2011 and September 10, 2010, respectively. The operating statistics include the results of operations through their date of disposition for one property disposed of and one property transferred to the European joint venture in 2011 and two properties disposed of in 2010.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	September 9,	September 10,	September 9,	September 10,
	2011	2010	2011	2010
Net loss	$(35)	$(61)	$(32)	$(126)
Interest expense	87	89	259	268
Depreciation and amortization	149	134	439	409
Income taxes	3	(5)	(9)	(21)

EBITDA	204	157	657	530
Acquisition costs	—	3	4	4
Losses on dispositions	—	—	—	1
Non-cash impairment charges	—	—	3	—
Amortization of deferred gains	(3)	—	(6)	—
Equity investment adjustments:
Equity in losses of affiliates	5	1	3	5
Pro rata EBITDA of equity investments	8	6	19	13
Consolidated partnership adjustments:
Pro rata EBITDA attributable to non-controlling partners in other consolidated partnerships	(2)	(1)	(11)	(10)

Adjusted EBITDA	$212	$166	$669	$543

	Quarter ended		Year-to-date ended
	September 9,	September 10,	September 9,	September 10,
	2011	2010	2011	2010
Net loss	$(35)	$(61)	$(32)	$(126)
Less: Net loss attributable to non-controlling interests	2	3	—	2
Dividends on preferred stock	—	—	—	(4)
Issuance costs of redeemed preferred stock	—	—	—	(4)

Net loss available to common stockholders	(33)	(58)	(32)	(132)
Adjustments:
Losses on dispositions, net of taxes	—	—	—	1
Amortization of deferred gains and other property transactions, net of taxes	(3)	—	(6)	—
Depreciation and amortization	149	133	439	409
Partnership adjustments	1	1	4	2
FFO of non-controlling interests of Host LP	(2)	(1)	(6)	(5)

Funds From Operations	112	75	399	275
Adjustments for dilutive securities:
Assuming conversion of 2004 Debentures	1	2	4	—
Assuming deduction of interest - redeemed/exchanged 2004 Debentures	—	—	2	—

Diluted FFO	$113	$77	$405	$275

Diluted weighted average shares outstanding-EPS	702.1	654.5	688.4	651.7
Assuming issuance of common shares granted under the Comprehensive Stock Plan	1.5	2.1	1.6	2.0
Assuming conversion of 2004 Debentures	11.5	21.2	11.5	—
Weighted average outstanding shares – redeemed/exchanged 2004 Debentures	—	—	6.8	—

Diluted weighted average shares outstanding-FFO (a)(b)	715.1	677.8	708.3	653.7

FFO per diluted share (a)(b)	$.16	$.11	$.57	$.42

(a)	Earnings/loss per diluted share and FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(b)	FFO per diluted share and earnings per diluted share were affected by certain transactions, the effects of which are shown in the table below (in millions, except per share amounts):

	Quarter ended		Quarter ended
	September 9, 2011		September 10, 2010
	Net Loss	FFO	Net Loss	FFO
Loss on debt extinguishments (1)	$(5)	$(5)	$(7)	$(7)
Acquisition costs (2)	—	—	(3)	(3)

Total	$(5)	$(5)	$(10)	$(10)

Diluted shares	702.1	715.7	654.5	677.8
Per diluted share	$(.01)	$—	$(.02)	$(.02)

	Year-to-date ended		Year-to-date ended
	September 9, 2011		September 10, 2010
	Net Loss	FFO	Net Loss	FFO
Loss on dispositions, net of tax	$—	$—	$(1)	$—
Non-cash impairment charges	(3)	(3)	—	—
Loss on debt extinguishments (1)	(10)	(10)	(15)	(15)
Acquisition costs (2)	(4)	(4)	(4)	(4)
Preferred stock redemption (3)	—	—	(4)	(4)
Dilutive effect of 2009 Debentures	—	(17)	—	—
Potential loss on litigation (4)	—	—	(4)	(4)
Loss attributable to non-controlling interests (5)	—	—	1	1

Total	$(17)	$(34)	$(27)	$(26)

Diluted shares	688.4	736.7	651.7	653.7
Per diluted share	$(.03)	$(.03)	$(.04)	$(.04)

(1)	Represents costs associated with the redemption of the Series K Senior Notes and 2007 Debentures in 2011 and the Series M Senior Notes in 2010.
(2)	Represents costs incurred related to successful acquisitions.
(3)	Represents the original issuance costs of Class E preferred stock, which were redeemed on June 18, 2010.
(4)	Includes the accrual of a potential litigation loss in the first quarter of 2010.
(5)	Represents the portion of the significant items attributable to non-controlling partners in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and

Funds From Operations per Diluted Share for Full Year 2011 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2011
	Low-end	High-end
	of range	of range
Net loss	$(22)	$(9)
Interest expense	372	372
Depreciation and amortization	637	637
Income taxes	1	(2)

EBITDA	988	998
Acquisition costs	12	12
Non-cash impairment charges	3	3
Amortization of deferred gains	(7)	(7)
Equity investment adjustments:
Equity in losses of affiliates	4	4
Pro rata Adjusted EBITDA of equity investments	31	31
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(16)	(16)

Adjusted EBITDA	$1,015	$1,025

	Full Year 2011 Forecast
	Low end of Range	High end of Range
Net loss	$(22)	$(9)
Less: Net income attributable to non-controlling interests	(1)	(1)

Net loss available to common stockholders	(23)	(10)
Adjustments:
Depreciation and amortization	636	636
Amortization of deferred gains	(7)	(7)
Partnership adjustments	7	7
FFO of non-controlling interests of Host LP	(9)	(9)

Funds From Operations	604	617
Adjustment for dilutive securities:
Assuming conversion of exchangeable senior debentures	32	32

Diluted FFO	$636	$649

Weighted average diluted shares – EPS	692.8	692.8
Weighted average diluted shares – FFO (b)	741.4	741.4
Income (loss) per diluted share	$(.03)	$(.01)
FFO per diluted share	$.86	$.88

(a)	The full year 2011 forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 6.25% to 6.75% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 80 basis points to 90 basis points for the low and high ends of the forecasted range, respectively.

•	We expect to complete the acquisition of the Grand Hyatt Washington, D.C. in late December of 2011; therefore, only transaction costs have been included in operating results.

•	Costs associated with debt extinguishments, acquisition costs and non-cash impairment charges will decrease earnings and FFO per share by $.03.

•	Interest expense includes approximately $44 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•	We expect to spend approximately $220 million to $240 million on ROI capital expenditures.

•	We expect to spend approximately $300 million to $320 million on renewal and replacement expenditures in 2011.

For a discussion of additional items that may affect forecasted results, see Notes to the Financial Information.

(b)	The full year 2011 forecast FFO per diluted share includes 47 million shares for the dilution of the 2004 and 2009 Exchangeable Senior Debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2011 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2011
	Low-end	High-end
	of range	of range
Operating profit margin under GAAP (b)	6.7%	6.9%
Comparable hotel adjusted operating profit margin (c)	22.2%	22.3%

Comparable hotel sales
Room	$2,712	$2,725
Other	1,579	1,586

Comparable hotel sales (d)	4,291	4,311

Comparable hotel expenses
Rooms and other departmental costs	1,872	1,882
Management fees, ground rent and other costs	1,466	1,468

Comparable hotel expenses (e)	3,338	3,350

Comparable hotel adjusted operating profit	953	961
Non-comparable hotel results, net	126	127
Hotels leased from HPT and office buildings, net	(11)	(11)
Depreciation and amortization	(637)	(637)
Corporate and other expenses	(98)	(98)

Operating profit	$333	$342

(a)	Forecasted comparable hotel results include 104 hotels that we have assumed will be classified as comparable as of December 31, 2011. No assurances can be made as to the hotels that will be in the comparable hotel set for 2011. Also, see the notes to the “Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Funds From Operations per Diluted Share. For Full Year 2011 Forecasts” for other forecast assumptions.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2011
	Low-end	High-end
	of range	of range
Revenues	$4,964	$4,987
Non-comparable hotel sales	(506)	(509)
Revenues for hotels leased from HPT and office buildings	(218)	(218)
Hotel sales for the property for which we record rental income, net	51	51

Comparable hotel sales	$4,291	$4,311

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2011
	Low-end	High-end
	of range	of range
Operating costs and expenses	$4,631	$4,645
Non-comparable hotel and other expenses	(380)	(382)
Expenses for hotels leased from HPT and office buildings	(229)	(229)
Hotel expenses for the property for which we record rental income	51	51
Depreciation and amortization	(637)	(637)
Corporate and other expenses	(98)	(98)

Comparable hotel expenses	$3,338	$3,350

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, FFO, FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc. (Marriott), the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2011 ended on September 9, and the third quarter of 2010 ended on September 10, though both quarters reflect twelve weeks of operations. In contrast, the September 9, 2011 year-to-date operations included 252 days of operations, while the September 10, 2010 year-to-date operations included 253 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 42% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the third quarter of 2011 reflect 12 weeks of operations for the period from June 18, 2011 to September 9, 2011 for our Marriott-managed hotels and results from June 1, 2011 to August 31, 2011 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the third quarter of 2010 reflect 12 weeks of operations for the period from June 19, 2010 to September 10, 2010 for our Marriott-managed hotels and results from June 1, 2010 to August 31, 2010 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2011 reflect 36 weeks of operations for the period from January 1, 2011 to September 9, 2011 for our Marriott-managed hotels and results from January 1, 2011 to August 31, 2011 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2010 reflect 36 weeks of operations for the period from January 2, 2010 to September 10, 2010 for our Marriott-managed hotels and results from January 1, 2010 to August 31, 2010 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations for the entirety of the reporting periods being compared and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects during the reporting periods being compared. Of the 121 hotels that we owned on September 9, 2011, 104 have been classified as comparable hotels. The operating results of the following hotels that we owned or leased as of September 9, 2011 are excluded from comparable hotel results for these periods:

•	Hilton Melbourne South Wharf (acquired in April 2011);

•	New York Helmsley Hotel (acquired in March 2011);

•	Manchester Grand Hyatt San Diego (acquired in March 2011);

•	The portfolio of seven hotels in New Zealand (acquired in February 2011);

•	JW Marriott, Rio de Janeiro (acquired in September 2010);

•	W New York, Union Square (acquired in September 2010);

•	Westin Chicago River North (acquired in August 2010);

•	Atlanta Marriott Perimeter Center (business interruption due to significant renovations);

•	Chicago Marriott O’Hare (business interruption due to significant renovations);

•	Sheraton Indianapolis Hotel & Suites (business interruption due to significant renovations); and

•	San Diego Marriott Marquis & Marina (business interruption due to significant renovations).

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

The operating results of the Le Méridien Piccadilly, which was transferred to the Euro JV Fund II, one hotel we disposed of during the third quarter of 2011 and two hotels we disposed of during 2010, as well as the 53 Courtyard by Marriott properties leased from HPT, are not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO and FFO per Diluted Share

We present FFO and FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA,

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance and is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

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Acquisition Costs – Effective January 1, 2009, the accounting treatment under GAAP for costs associated with completed property acquisitions changed and these costs are now expensed in the year incurred as opposed to capitalized as part of the acquisition. Beginning in 2011, we have excluded the effect of these costs because we believe it is not reflective of the ongoing performance of our properties. This is consistent with the EBITDA calculation under the prior GAAP accounting treatment which expensed these costs over time as part of depreciation expense, which is excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.